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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NBC Internet, Inc. 1999 Employee Stock Purchase Plan and the NBC Internet, Inc. 1999 Stock Incentive Plan of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule of NBC Internet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


Palo Alto, California
February 8, 2001